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                                                                    Exhibit 99.2

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF OKLAHOMA


NETWORK GAMING INTERNATIONAL           )
CORPORATION, a British Columbia,       )
Canada corporation,                    )
                                       )
                   Plaintiff,          )
                                       )
v.                                     )        Case No._____________
                                       )
MULTIMEDIA GAMES, INC., a Texas        )
corporation, GORDON T. GRAVES, and     )
LARRY D. MONTGOMERY,                   )
                                       )
                   Defendants.         )        JURY TRIAL DEMANDED


                                    COMPLAINT

         Network Gaming International Corporation ("NGI") for its claims against Multimedia Games, Inc. ("MGAM"), and its officers Gordon T. Graves ("Graves"), and Larry D. Montgomery ("Montgomery"), alleges and states:

                            PARTIES AND JURISDICTION

         1. NGI, formerly known as A.I. Software, Inc, is a corporation founded under the laws `of British Columbia, Canada, with its headquarters in Vancouver, British Columbia, Canada.

         2. MGAM is a Texas corporation with its corporate headquarters in Tulsa, Oklahoma.

         3. Graves at all times herein mentioned was Chairman of the Board, Chief Executive Officer, and a Director of MGAM. He is a substantial shareholder in MGAM who stood to benefit from the fraud alleged herein. He frequently visits and works in Oklahoma, and his actions herein alleged occurred in Oklahoma, or bore substantial contacts with Oklahoma.


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         4. Montgomery at all times herein mentioned was President and a
Director of MGAM. He is a substantial shareholder in MGAM who stood to benefit from the fraud alleged herein. He is a resident of Topeka, Kansas, but he worked in Oklahoma and his actions herein alleged occurred in Oklahoma, or bore substantial contacts with Oklahoma.

         5. Jurisdiction is proper in this Court under 28 U.S.C. Section 1332.

                               COMPANY BACKGROUND

         6. In or about April of 1995, NGI was in the business of developing, manufacturing, and distributing certain computer-based hardware and software systems. NGI possessed certain computer software for electronic bingo and it was further developing such software (the "AIQ Software"). The AIQ Software was dynamic in that it was continuously under development and undergoing refinements. NGI possessed, or had access to, unique computer programming capabilities for electronic bingo that enabled such continuing development of software. NGI also had unique skills in the selection of hardware for its software.

         7. In or about April 1995, MGAM was in the business of developing and distributing certain computer-based hardware and software systems for the distribution, play, and reporting of bingo games on American Indian reservation bingo halls throughout the United States ("Bingo Halls").

         8. In or about April of 1995, MGAM utilized satellites for television broadcast of its paper bingo game to Bingo Halls. MGAM also had what it called MegaMania, an electronic bingo game, that used an electronic or computer player station ("EPS"). MegaMania's profit earning capability was severely restricted because MGAM lacked its own electronic player stations and, more importantly, it lacked a high quality computer network software that would enable it to exploit


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the advantage of MegaMania and other electronic bingo games, i.e., numerous simultaneous players of the game at numerous sites.

                 NEGOTIATIONS, MISREPRESENTATIONS AND AGREEMENTS

         9. On or about January 1, 1995, MGAM's immediate plans were to run its MegaMania bingo game on equipment owned by third parties in Bingo Halls.

         10. Under these circumstances and prior to developing a relationship with NGI, MGAM was essentially not profitable. For its fiscal year ended September 30, 1993, MGAM lost. $898,946.00, and for its fiscal year ended September 30, 1994, it lost $1,447,394.00. For the fiscal year ended September 30, 1995, MGAM showed a profit of $505,000.00, but this resulted from the sale of interests in intellectual property. For the fiscal year, September 30, 1996, MGAM had a profit of $40,000.00, but this also resulted from the sale of interests in intellectual property. Consequently, through September 30, 1996 MGAM was not earning a profit on its bingo operation. After the dealings with NGI alleged herein and MGAM's acquisition of rights for NGI, MGAM was able to show a profit as of September 30, 1997 of $1,311,000.00.

         11. In April 1995, Mr. Henry Jung ("Jung," the General Manager of NGI, contacted MGAM, and thereafter met with Graves and Gary Watkins, Vice President of MGAM, in Tulsa, Oklahoma at MGAM's headquarters. They negotiated, and caused to be executed by MGAM and NGI, a Representation Letter dated April 26, 1995.

         12. The Representation Letter set forth a specific representation made by Graves and Watkins to Jung that MGAM would within one year place 5,000 electronic player stations that utilized the AIQ Software in Bingo Halls. (Later charity bingo halls in the state of Texas were added.)


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         13. Because of this representation made to Jung, NGI was willing to grant to MGAM an exclusive right to utilize and distribute the AIQ Software in specified areas.

         14. Thereafter MGAM provided specifications for the MegaMania electronic bingo game, which were to be incorporated in the further development of the AIQ Software.

         15. In October, 1995, MGAM advised of a test site to be used for the MegaMania game in conjunction with the AIQ Software.

         16. NGI thereafter delivered to MGAM's offices in December, 1995, twenty electronic player stations which it paid for and sent with its then developed AIQ Software to be used in operating the MegaMania game.

         17. As of December 29, 1995, two Letter Agreements were entered between MGAM and NGI concerning their business relationship. In one such letter MGAM agreed, subject to market conditions, to place a minimum of 5,000 player stations in calendar year 1996, and 5,000 player stations in calendar year 1997, all subject to commercially reasonable efforts. Further, the parties agreed to keep all intellectual property information confidential, except to the extent that disclosure was required under applicable securities and corporate laws. These provisions were also represented to NGI prior to their being made a part of an agreement.

         18. In January, 1996, the twenty units previously delivered for testing were moved to the Lucky Star Casino in Concho, Oklahoma, and placed in service.

         19. Given MGAM's representations and agreements, on or about February 22, 1996, NGI provided to MGAM a manual of procedures it developed entitled "MegaMania Bingo Server Operations Manual," dated February 22, 1996. This had stamped on it provisions for confidentiality.


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         20. Thereafter, further negotiations occurred between MGAM and NGI.
These culminated in two agreements: A "License and Distribution Agreement," dated May 10, 1996 (the "LDA1") and a "License and Distribution Agreement," dated June 10, 1996 (the "LDA2").

         21. Under LDA1, NGI granted to MGAM, among other things, the right and license to distribute, sub-distribute, license, sub-license, assemble, market, and otherwise exploit the MB-1000 and the AIQ Software. ("MB-1000" was a designation for a computer hardware configuration that could support and run the AIQ Software for electronic bingo, but it did not define a particular piece of hardware.) The MB-1000 was intended to be used by individual players in Bingo Halls, while the software utilized to run the MB-1000 was the AIQ Software. The aforesaid rights granted to MGAM were exclusive, except for NGI's right to jointly market and distribute the electronic bingo system, and pertained to the State of Texas and all American Indian Reservations residing on United States' lands.

         22. In LDA2, MGAM granted to NGI, among other things, the right and license to distribute, sub-distribute, license, sub-license, market and otherwise exploit the MegaBingo system separately and in conjunction with MGAM in certain defined territories, largely representing Canada and China. This right granted to NGI was exclusive except for MGAM's right to jointly market and distribute the MegaBingo system.

         23. In the negotiations leading to LDA1 and LDA2, MGAM through Graves and Montgomery, both of whom were in Oklahoma during the relevant times, made the following representations to NGI through Jung, who was in Vancouver, in various telephone conversations in April and May, 1996 with the intent that NGI rely thereon which it did:


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         a. That MGAM during each of two (2) twelve (12) month periods (i.e.,
November 1, 1996 - October 31, 1997, and November 1, 1997 - October 31, 1998), would use commercially reasonable efforts to obtain a minimum of 5,000 orders for MB-1000 electronic player stations in each of such periods. (Initially Montgomery hesitated on representing this, but after talking to Graves he made the representation to Jung over the telephone.)

         b. That MGAM would join with NGI and jointly and separately develop and execute strategies and plans to market and distribute the MB-1000.

         c. That MGAM after November 1, 1996 would use commercially reasonable efforts to increase sales of the MB-1000 for joint play of the MegaMania game, the [NGI] electronic bingo games, the "pull-tabs" and/or future games or products.

         d. That during the term of the Agreement, MGAM would keep NGI fully informed through a joint committee of the progress of its relevant work and any pending or contemplated transactions.

         e. That MGAM intended to participate meaningfully in "distribution committee" meetings pertaining to the ongoing progress and development of the joint efforts to be undertaken.

         f. That MGAM would hold in the strictest of confidence all technical specifications, trade secrets (if any), and other proprietary information, materials or property pertaining to the MB-1000 and that the same would be used solely for the purpose of the LDA1.

         9. That MGAM would make available to NGI all designs, drawings, diagrams, programming, and source codes, operations manuals, and all of their technology, property, assets, and rights, including game rights and know-how pertaining to the MegaBingo system for use by NGI in fulfilling rights acquired under the LDA2.


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         h. That MGAM would join with NGI in jointly marketing and distributing the MegaBingo system in certain areas of Canada and the Republic of China as envisioned in LDA2.

         24. The aforesaid representations in paragraph "23" were false. Moreover, at the time the aforesaid false representations were made, MGAM did not intend to fulfill them. Rather, MGAM, Graves, and Montgomery knew that MGAM intended to take the trade secrets of NGI, which included the AIQ Software, and utilize them in the development of MGAM's own software for subsequent implementation in its electronic player stations., and those jointly developed through the LDA1. Further, MGAM had no intentions to perform under the LDA2, as it represented. MGAM, Graves, and Montgomery concealed all these intentions from NGI at all pertinent times.

         25. The NGI trade secrets shared with MGAM included:

                  a. The AIQ Software;

                  b. Hardware specifications provided by NGI and NGI agents to MGAM;

                  c. A grouping of software programs developed for or used by NGI in its electronic bingo player stations that was provided to MGAM for its use under the Letter Agreement;

                  d. Operational procedures and information contained within the "MegaMania Bingo Server Operations Manual" dated February 22, 1996, provided to MGAM under the Letter Agreement;

                  e. Electronic bingo software development techniques and compilations developed for and used by NGI; and

                  f. Information provided by NGI consultants to MGAM as part of joint operations under the LDA1.

(hereinafter collectively the "NGI Trade Secrets").


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                           PARTIAL PERFORMANCE OF LDA1

         26. In response to MGAM's requests in June, 1996, an additional twenty-five (25). electronic player stations were delivered by NGI to Concho, and twenty-five (25) electronic player stations were delivered by NGI to the Creek Nation bingo facility in Tulsa, Oklahoma.

         27. From July, 1996 to October, 1996 revisions to the AIQ Software were requested by MGAM which NGI provided.

         28. From November 1, 1996 to in or about June 30, 1997, MGAM installed approximately 962 MB-1000 units in Bingo Halls that ran the AIQ Software.

         29. These actions enabled MGAM to establish a base of electronic player stations that it owned in Bingo Halls upon which it could later in furtherance of its scheme effect a substitution of its "own" software, and gave MGAM time to utilize further the trade secrets of NGI to develop its own software referred to as MGAM-2000, MegaMania Software.

                     FIRST CLAIM FOR RELIEF, BREACH OF LDA1

         30. For its first claim for relief, NGI incorporates the allegations in paragraphs 1 through 29, above.

         31. The LDA1 included a promise by MGAM that it would do each of the things that it represented in the negotiations leading to LDA1, which are set forth in paragraph 23 at "a" through "f." MGAM has breached each of the provisions in the LDA1 addressed in sub-paragraphs "a" through "f." Each such failure constitutes a breach of the LDA1.

         32. On July 18, 1997 MGAM wrote to NGI and referred for the first time in a communication with NGI to its "MGAM-2000 MegaMania software."


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         33. NGI has since learned that the MGAM-2000 MegaMania software was marketed beginning on or about July 1, 1997, by MGAM to Bingo Halls as a substitute for the AIQ Software which was operating on the MB-1000.

         34. NGI immediately advised MGAM that it regarded the use and substitution of the MGAM-2000 MegaMania software as violation of the LDA1.

         35. The LDA1 did not afford to MGAM any right to substitute any independently developed software in previously installed or newly ordered MB-1000 units or for the AIQ Software. Despite this, MGAM has reportedly replaced all of the AIQ Software and has ceased making the required payments to NGI under the LDA1.

         36. Any so-called excuse or justification for substitution of the AIQ Software was feigned and brought about by MGAM as shown by its own admissions in current litigation. The Department of Justice ("DOJ") filed a complaint that concerned MGAM's equipment placed in certain Bingo Halls on December 31, 1997. Thereafter, MGAM filed its Complaint for Declaratory Relief on January 5, 1998 in the United States District Court for the Northern District of Oklahoma (the"DJ Complaint"). In the DJ Complaint, MGAM has alleged:

                  a. On January 30,1997, NIGC Commissioner Phil Hogan, NIGC Acting General Counsel Penny Coleman, NIGC Field Investigator Tim Harper, and NIGC Director of Enforcement Alan Fedman participated in a teleconference with Multimedia officials regarding the January 30 meeting with the DOJ that was requested by Commissioner Hogan. ["NIGC" stands for the National Indian Gaming Commission, the agency entrusted by Congress to interpret the Indian Gaming Regulatory Act, 25 U.S.C. Sections 2701, et seq. ("IGRA"). The IGRA is the governing law concerning gaming in Bingo Halls.] During that teleconference, representatives of the NIGC made suggestions on what modifications could be made to the original MegaMania to satisfy the concerns of the DOJ. Multimedia officials were informed by the NIGC representatives that the DOJ insisted upon the following changes to the MegaMania game:


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                           1. The elimination of the electronic random number
         generator, despite the clear language of 25 U.S.C. Section 2703(7)(A)(i)(II) permitting "electronically determined" numbers;

                           2. The elimination of shotgun Bingo, despite the fact that this is a traditional form of Bingo predating the IGRA;

                           3. Additional human participation in the form of marking or daubing one's own card(s) and calling Bingo.

                  b. As a result of the January 30, 1997, teleconference with NIGC representatives, Multimedia undertook extensive and expensive revisions to the original MegaMania. On February 11, 1997, Multimedia wrote to the NIGC and Mr. Lewis with a list of proposed changes. That same week, Multimedia informed the dozens of Indian tribes using the original MegaMania of Multimedia's intent to modify MegaMania to address DOJ concerns. On April 1, 1997, Multimedia reiterated to the NIGC the changes which it would make to the original version of the MegaMania game.

         37. Despite MGAM's knowledge on January 30, 1997, as revealed in its own allegation, quoted above, MGAM did not inform NGI of any necessity for changes to the AIQ Software and that such changes would be needed by July 15, 1997, until on or about April 21, 1997. MGAM did not Provide specifications for changes until May 7, 1997, and such information to effect the necessary charges in the field was incomplete. Further, MGAM did not advise of additional changes it had agreed to in its fax of July 23, 1997 to NIGC.

         38. MGAM's delay and omissions in providing information concerning allegedly required changes in the AIQ Software was part of its scheme to create a feigned excuse for its implementation of its "own" MGAM-2000 MegaMania software in lieu of the AIQ Software and/or the MB-1000. Moreover, MGAM cannot contend that bugs or problems with NGI's software


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required its replacement, because it has admitted in the DJ Complaint as late as
December, 1997, its own "substitute" software did not work properly.

         39. NGI believes that the development by MGAM of any so-called MGAM-2000 MegaMania software or any software that replaces the AIQ Software, or that replaces the MB-1000 was developed by MGAM based upon discussions with NGI programmers and MGAM's wrongful misappropriation of the NGI Trade Secrets.

         40. MGAM further breached the provisions in LDA1 concerning maintaining information in strictest confidence and using it solely for the purpose of the LDA1.

         41. As of January 1, 1998, MGAM had:

                  a.       terminated the use of the AIQ Software; and

                  b. continued to use the MB-1000 units and to install additional MB-1000 or its so-called replacement with the MGAM-2000 MegaMania software without compensation to NGI.

         42. By virtue of the alleged breaches, NGI has been denied the opportunity to earn profits from its electronic bingo game, which was to have been installed and promoted pursuant to LDA1. NGI has estimated its damages from the loss of current and future payments due it under LDA1 in the approximate amount of $62,214,600.00, subject to discounting future payments back to the date of judgment.

                  SECOND CLAIM FOR RELIEF; MISAPPROPRIATION OF TRADE SECRETS

         43. For its second claim for relief, NGI incorporates the allegations of paragraphs 1 through 42.


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         45. NGI has been damages through such misappropriation in an amount to be proven at trial.

         46. MGAM should be enjoined from further misappropriation of the trade secrets and from her use and disclosure of the same.

                     THIRD CLAIM FOR RELIEF; BREACH OF LDA2

         47. For its third claim for relief, NGI incorporates the allegations in paragraphs 1 through 24, above.

         48. As a result of the negotiations referred to in paragraph 23, NGI and MGAM entered into LDA2. Under LDA2, MGAM granted to NGI the right and license to distribute, sub-distribute, license, sublicense, market, and otherwise exploit the MegaBingo system separately and in conjunction with MGAM in Canada and China. Further, NGI undertook a commitment to use commercially reasonable efforts to enter into sublicense agreements of the MegaBingo system with a minimum of 240 gaming halls during each of two subsequent 12-month periods (i.e., November 1, 1996 - October 31, 1997 and November 1, 1997 - October 31, 1998).

         49. In or about October, 1996, Jung informed Graves of an opportunity for a linked bingo game in British Columbia, which was the exact opportunity envisioned by LDA2. Thereafter, a joint presentation concerning such game was made by NGI and MGAM to the British Columbia Gaming Commission in or about November, 1996.

         50. Thereafter, on July 23, 1997, MGAM gave a second presentation in British Colombia of a prototyped linked bingo game, which failed to operate properly. At that time, MGAM did have a linked bingo game that would have satisfied the criteria of the determining authority for the British


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Columbia, a linked bingo game that would have satisfied the criteria of the determining authority for the British Columbia.

         51. NGI alleges and believes that MGAM had no intention of presenting a workable system, in order to scuttle any opportunity for achieving placement of systems within British Columbia.

         52. Thereafter, in or about December, 1997, Henry Jung advised MGAM of an opportunity in the Province of Saskatchewan, for a linked bingo system that would serve 150 locations.

         53. Jung confirmed that the information he sent relative to Saskatchewan was received and distributed within MGAM.

         54. No response was made to NGI by MGAM with respect to this opportunity in Saskatchewan.

         55. By its actions, MGAM has breached LDA2, and thereby damaged NGI in an amount to be proven at trial.

                         FOURTH CLAIM FOR RELIEF: FRAUD

         56. For its fourth claim for relief, NGI incorporates the allegations in paragraphs 1 through 55, above.

         57. NGI has been damaged by the fraud of MGAM in an estimated amount of $62,214,600.00 (subject to discounting future cash flows), the expectation value of its contract with MGAM.

         58. Punitive damages should be awarded for the fraud and deceit of MGAM in an amount to be awarded by the jury.


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                FIFTH CLAIM FOR RELIEF: BREACH OF FIDUCIARY DUTY

         59. For its fifth claim for relief, NGI incorporates the allegations in paragraphs 1 through 55, above.

         60. By virtue of the representation letter, the Letter Agreements, and LDA1 and LDA2, NGI commenced to place its trust in and confidence in the integrity and fidelity of MGAM as early. As April, 1995, which continued through the date when NGI first learned of the surreptitious activities of MGAM in replacing the AIQ Software.

         61. Through this breach of trust MGAM has breached a fiduciary duty owed to NGI for which breach NGI has been damaged in an estimated amount of $62,214,600.00, subject to discounting future cash flows.

                   SIXTH CLAIM FOR RELIEF: CONSTRUCTIVE FRAUD

         62. For its sixth claim for relief, NGI incorporates the allegations in paragraphs 1 through 61, above.

         63. By virtue of the relationship of trust existing between the parties, MGAM constructively defrauded NGI, and by such acts, NGI has been damaged in an estimated amount of $62,214,600.00 (subject to discounting future cash flows).

        SEVENTH CLAIM FOR RELIEF: INTERFERENCE WITH PROSPECTIVE ADVANTAGE

         64. For its seventh claim for relief, NGI incorporates the allegations in paragraphs 1 through 61, above.

         65. Through the promises and representations made to NGI by MGAM commencing in April, 1995, MGAM materially interfered with the prospective advantage that NGI had from its developing bingo technologies, which it could otherwise have exploited to its advantage.


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         66. From such interference, NGI has been damaged in an amount to be proven at trial.

         67. Punitive damages should be awarded against MGAM for its reckless and grossly negligent conduct in interfering with the prospective advantage of NGI.

                   EIGHTH CLAIM FOR RELIEF: UNJUST ENRICHMENT

         68. For its eighth claim for relief, NGI incorporates the allegations in paragraphs 1 through 67, above.

         69. By virtue of its relationship with NGI, and in particular, its having secured the AIQ Software, MGAM was enabled to launch effectively its MegaMania electronic bingo game. In particular, MGAM was able to create a network for its games significantly in advance of any other competitor. This enabled MGAM to achieve a market capitalization of December 30, 1997 of $77,217,894.00.

         70. Such market capitalization and other benefits accruing to MGAM were unjust in view of its action as alleged above, and its benefits and profits should be disgorged and paid over to NGI in an estimated amount of $61,241,778.00.

                  NINTH CLAIM FOR RELIEF: BREACHES OF CONTRACT

         71. For its ninth claim for relief, NGI incorporates the allegations in paragraphs 1 through 42, above.

         72. NGI invoiced MGAM for the 25 machines sent from California to the Creek Nation Bingo Hall in Tulsa, Oklahoma in the original amount of $78,875.00, which sum was due on November 30, 1996. $38,875.00 remains to be paid on this invoice, which sum is now due and payable.


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         73. Of the initial 25 machines delivered by NGI to MGAM, a total sum of
$1,157,746.00 is due and owed to NGI by MGAM.

         74. The failure to pay the sums referenced in paragraphs 72 and 73 constituted breaches of agreements between NGI and MGAM.

         75. A further sum of $28,000.00 is owed to NGI from MGAM for software support under LDA1.

         WHEREFORE, NGI prays for judgment against MGAM and asks that the Court award the following relief along with NGI's attorney fees and prejudgment interest:

         a. On the First Claim for Relief, damages in the amount of $62,214,600.00, with an appropriate discount for the future payments included in such sum;

         b. On the Second Claim for Relief, damages in an amount to be proven at trial and for a preliminary and permanent injunction enjoining the further use, or disclosure of the NGI Trade Secrets;

         c. On the Third Claim for Relief, for damages in an amount to be proven at trial;

         d. On the Fourth Claim for Relief, for damages in the amount $62,214,600.00, with a discount for future payments and for punitive damages;

         e. On the Fifth Claim for Relief, for damages in the amount of $62,214,600.00, with an appropriate discount for the future payments included in such sum;

         f. On the Sixth Claim for Relief, for damages in the amount of $62,214,600.00, with an appropriate discount for the future payments included in such sum;

         g. On the Seventh Claim for Relief, for damages to be proven at trial, and for punitive damages as determined by the jury;


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         h. On the Eighth Claim for Relief, for damages in an amount of
$61,241,778.00; and

         i. On the Ninth Claim for Relief, for damages in the amount of $182,621.00.

                                 DEMAND FOR JURY

         A trial is demanded on all claims herein except that for injunctive relief.


                                       ---------------------------------------
                                       Laurence L. Pinkerton (OBA #7168)
                                       Judith A. Finn (OBA #2923)
                                       PINKERTON & FINN, P.C.
                                       2000 First Place
                                       15 East 15th Street
                                       Tulsa, Oklahoma  74103-4367
                                       (918) 587-1800

                                       Attorneys for Plaintiff